REPLACEMENT PROMISSORY NOTE

$15,000
                                                          COSTA MESA, CALIFORNIA
                                                               February 27, 2004

FOR VALUE RECEIVED, the undersigned, Rapidtron, Inc., a Nevada Corporation (herein called Maker), hereby promises to pay to the order of Steve Meineke, a resident of California (herein called Holder), in lawful money of the United States of America, the principal sum of FIFTEEN THOUSAND Dollars ($15,000), with interest thereon at the rate as established monthly by Wells Fargo for Equity loans with a floating rate. This Replacement Promissory Note is made in full replacement of that certain Promissory Note dated October 3, 2002, made by Rapidtron, Inc., a Delaware corporation, Maker's wholly-owned subsidiary, payable to Holder, for the principal amount of $15,000.

The term of this Note is that it is to be paid upon demand. The Holder will pay the monthly-accrued interest charged by Wells Fargo on the fifteenth of each month.

This Note and the rights and duties of the parties hereunder shall be governed for all purposes by the laws of the State of California and the laws of the United States applicable to transactions within such State.

Holder may, at its option, at any time, convert all or any portion of the outstanding amount of this Note (including principal, accrued and unpaid interest and all other sums due hereunder) into that number of shares (each, a "Share") of common stock of Maker at a conversion rate of $1.25 per share. To convert this Note, Holder must present a written notice of conversion to Maker specifying the amount of the outstanding balance that Holder elects to convert. As a condition precedent to the effectiveness of the conversion of this Note, upon such conversion, Holder shall execute and deliver to Maker an instrument, in form and substance reasonably satisfactory to Maker, representing that Holder is an "accredited investor" within the meaning of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"); and that the Shares issued upon conversion of this Note are being acquired for such Holder's own account, for investment and not with a view to sale, transfer, assignment or distribution within the meaning of the Securities Act. Following the conversion of the entire outstanding amount under this Note (including principal, accrued and unpaid interest and all other sums due hereunder), this Note shall be deemed no longer outstanding and all rights with respect to this Note shall immediately cease and terminate, except only the right of Holder to receive the Shares in exchange therefor.

"Maker"

Rapidtron,  Inc.,
a  Nevada  corporation


By:  /s/  John  Creel
     --------------------------------
     John  Creel,  President